EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                            Thirteen
                                                           Weeks Ended
                                                  ---------------------------
                                                     March 31,      March 25,
                                                          2001           2000
                                                  ------------   -------------


Earnings available for earnings per share:


Net income                                        $      8,354   $      8,339
                                                  ============   ============


Average number of common shares outstanding              8,512          9,169
                                                  ============   ============



Earnings per common share                         $       0.98   $       0.91
                                                  ============   ============

                                       19

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